Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
DATED DECEMBER 13, 2006

This agreement shall serve as a second amendment to the Employment Agreement dated December 13, 2006 between Snap Interactive, Inc. (formerly known as Etwine Holdings, Inc.) (“the Company”), a Delaware Corporation at 366 North Broadway, Suite 41042, Jericho, NY 11753, and Clifford Lerner, (“Employee”) c/o Snap Interactive, Inc., 366 North Broadway, Suite 41042, Jericho, NY 11753.

IN CONSIDERATION of the mutual covenants contained in this Amendment to the Employment Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Employee agree as follows:

1.	Term: The term of the Agreement shall be extended though December 1, 2008.

2.
Compensation: Employee shall receive a salary of $160,000 per year commencing January 1, 2008.  In addition, the Employee shall be eligible for additional compensation in the form of raises and bonuses as to be determined by the sole discretion of the Board of Directors of the Company.

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

The “Company”

Attest:		Snap Interactive, Inc.

/s/Clifford Lerner
	Secretary	Name: Clifford Lerner
Title: President and Chief Executive Officer

The “Employee”

/s/Clifford Lerner
	Witness	Clifford Lerner